Fiscal Year 2022, Fourth Quarter May 20, 2022 EARNINGS CALL PRESENTATION

2 HORACIO ROZANSKI President and Chief Executive Officer LLOYD HOWELL, JR. Chief Financial Officer LAURA S. ADAMS Treasurer and Interim Head of Investor Relations CALL PARTICIPANTS

3 DISCLAIMER Forward Looking Safe Harbor Statement Certain statements contained in this presentation and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Adjusted EBITDA, Diluted EPS, Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Free Cash Flow Conversion, which are not recognized measurements under accounting principles generally accepted in the United States, or GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of revenue to Revenue, Excluding Billable Expenses, operating income to Adjusted Operating Income, net income to Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income and Adjusted Diluted EPS, and net cash provided by operating activities to Free Cash Flow and Free Cash Flow Conversion, and the explanatory footnotes regarding those adjustments, each as defined under GAAP, (ii) use Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue Excluding Billable Expenses, Adjusted Net Income, and Adjusted Diluted EPS in addition to, and not as an alternative to, revenue, operating income, net income or diluted EPS as measures of operating results, each as defined under GAAP, and (iii) use Free Cash Flow and Free Cash Flow Conversion, in addition to, and not as an alternative to, net cash provided by operating activities as a measure of liquidity, each as defined under GAAP. The Appendix includes a reconciliation of Revenue, Excluding Billable Expenses, Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, and Free Cash Flow Conversion to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable, and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. With respect to our expectations under “Financial Outlook” and "FY23 ADEPS Walk," reconciliation of Adjusted Diluted EPS guidance, Adjusted EBITDA, and Adjusted EBITDA Margin on Revenue to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to our inability to predict our stock price, equity grants and dividend declarations with respect to Adjusted Diluted EPS, and our net income, net interest and other expenses with respect to Adjusted EBITDA and Adjusted EBITDA Margin on Revenue, during the course of fiscal 2023. With respect to Adjusted Diluted EPS guidance, projecting future stock price, equity grants and dividends to be declared would be necessary to accurately calculate the difference between Adjusted Diluted EPS and GAAP EPS as a result of the effects of the two-class method and related possible dilution used in the calculation of EPS. Consequently, any attempt to disclose such reconciliation would imply a degree of precision that could be confusing or misleading to investors. We expect the variability of the above charges to have an unpredictable, and potentially significant, impact on our future GAAP financial results. For the same reason, a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin on Revenue guidance for fiscal 2023 and 2025 and of Adjusted EBITDA guidance through fiscal 2025 to the closest corresponding GAAP measures are not available without unreasonable efforts on a forward- looking basis due to our inability to predict specific quantifications of the amounts that would be required to reconcile such measures.

4 KEY FINANCIAL RESULTS FISCAL YEAR 2022 RESULTS (1) Comparisons are to prior fiscal year period. FOURTH QUARTER (1) FISCAL YEAR 2022 (1) Revenue $2.2 billion +13.1% $8.4 billion +6.4% Revenue, Excluding Billable Expenses $1.6 billion +14.3% $5.9 billion +6.4% Adjusted EBITDA $205 million +6.3% $935 million +11.3% Adjusted EBITDA Margin on Revenue 9.2% (6.0)% 11.2% +4.7% Net Income $91 million (54.4)% $467 million (23.4)% Adjusted Net Income $115 million (6.6)% $568 million +4.9% Diluted EPS $0.68 (52.4)% $3.44 (21.3)% Adjusted Diluted EPS $0.86 (3.4)% $4.21 +7.9% Net Cash provided by Operating Activities $255 million +418.1% $737 million +2.5%

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6 KEY FINANCIAL RESULTS FISCAL YEAR 2022 RESULTS (1) Comparisons are to prior fiscal year period. FOURTH QUARTER (1) FISCAL YEAR 2022 (1) Revenue $2.2 billion +13.1% $8.4 billion +6.4% Revenue, Excluding Billable Expenses $1.6 billion +14.3% $5.9 billion +6.4% Adjusted EBITDA $205 million +6.3% $935 million +11.3% Adjusted EBITDA Margin on Revenue 9.2% (6.0)% 11.2% +4.7% Net Income $91 million (54.4)% $467 million (23.4)% Adjusted Net Income $115 million (6.6)% $568 million +4.9% Diluted EPS $0.68 (52.4)% $3.44 (21.3)% Adjusted Diluted EPS $0.86 (3.4)% $4.21 +7.9% Net Cash provided by Operating Activities $255 million +418.1% $737 million +2.5% Page 4 intentionally repeated

7 $22.0 HISTORICAL BACKLOG & BOOK-TO-BILL (1) For more information on the components of backlog, and the differences between backlog and remaining performance obligations, please see the Company's Form 10-K for the fiscal year ended March 31, 2022; totals may not sum due to rounding. (2) Backlog presented as of March 31, 2022 includes backlog acquired from the Company's acquisitions made during fiscal 2022. Total backlog acquired was approximately $2.6 billion as of March 31, 2022. BACKLOG ($ IN BILLIONS) (1)(2) BOOK-TO-BILL TRENDS $19.9 $22.9 $22.0 $20.7 $23.0 $24.6 $23.3 $24.0 $26.8 $29.0 $27.8 $29.2 $3.2 $4.4 $3.5 $3.4 $3.4 $4.5 $3.6 $3.5 $3.5 $4.9 $4.0 $3.7 $4.4 $5.4 $5.3 $4.5 $4.7 $6.2 $6.0 $6.1 $9.0 $9.5 $9.4 $9.9 $12.3 $13.2 $13.1 $12.8 $14.8 $13.9 $13.7 $14.4 $14.3 $14.6 $14.3 $15.6 Funded Unfunded Priced Options 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1.29x 2.68x 0.48x 0.38x 2.17x 1.77x 0.32x 1.38x 1.30x 2.03x 0.39x 1.66x Quarterly Book-to-Bill LTM Book-to-Bill 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22

CAPITAL ALLOCATION

DELIVERING STRONG CAPITAL RETURNS THROUGH EFFICIENT CAPITAL DEPLOYMENT STRATEGY

- Our multi-year capital deployment plan is to follow a disciplined and opportunistic approach, subject to market conditions
- In fiscal 2022, we deployed approximately $1.5 billion:
  - $209.1 million through quarterly dividends;
  - $419.3 million through share repurchases; and
  - $865.5 million through strategic investments and acquisitions
- The Board authorized a dividend of $0.43 per share payable on June 30th to stockholders of record on June 15th
- Our capital allocation priorities remain: operating needs, quarterly dividend, strategic M&A, share repurchases, and debt repayment

QUARTERLY CAPITAL DEPLOYMENT ($ IN MILLIONS)(1)



$236.7
$185.5
$51.2
4Q21
$889.5
$726.4
$111.4
$51.6
1Q22
$284.7
$128.9
$105.5
$50.2
2Q22
$138.8
$6.2
$82.8
$49.8
3Q22
$180.9
$4.0
$119.6
$57.4
4Q22
Quarterly Dividends
Share Repurchases(2)
M&A(3)(4)

HISTORICAL CAPITAL DEPLOYMENT ($ IN MILLIONS)(1)



$364.2
$—
$250.0
$114.2
FY19
$333.2
$186.6
$146.6
FY20
$571.3
$72.2
$318.1
$181.1
FY21
$1,493.9
$865.5
$419.3
$209.1
FY22
Quarterly Dividends
Share Repurchases(2)
M&A(3)(4)

(1) Totals may not sum due to rounding.
(2) Includes share repurchases transacted but not settled and paid.
(3) Represents payments for strategic investments, net of cash acquired.
(4) Total amount of capital deployed for the third quarter of fiscal 2022 and fiscal 2022 does not include ~$2 million in applicable fees related to our acquisition of Tracepoint.

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9 FINANCIAL OUTLOOK FULL YEAR FISCAL 2023 GUIDANCE OPERATING PERFORMANCE Total Revenue Growth(1) 5.0 - 9.0% Adjusted EBITDA $950 - $1,000 million Adjusted EBITDA Margin on Revenue Mid-to-High 10% Adjusted Diluted EPS(2) $4.15 - $4.45 Net Cash Provided by Operating Activities(3) $850 – $950 million (1) Includes 1% from inorganic contributions. (2) Assumes an effective tax rate of 23–25%; average diluted shares outstanding of 131–133 million, and interest expense of $108-117 million. (3) Excludes approximately $550 million of cash taxes we expect to pay in fiscal 2023, which includes approximately $150 million associated with our interpretation of the current Section 174 legislation. Inclusive of cash to be paid for income taxes, we anticipate our total operating cash flow for fiscal 2023 will be between $300-400 million.

10 FISCAL YEAR 2023 OPERATING CASH BRIDGE OPERATING CASH BRIDGE FROM FISCAL 2022 TO FISCAL 20231 FY22 Operating Cash $737 million FY22 Net Cash Paid for Income Taxes $(127) million Adjusted EBITDA Growth2 ~$15 – $65 million Interest Expense3 ~$(16) million Net Changes in Working Capital ~$(14) – $37 million FY23 Operating Cash Excluding Net Cash to be Paid for Income Taxes $850 - $950 million Income Tax Expense4 ~$(400) million Section 1745 ~$(150) million FY23 Operating Cash $300 - $400 million (1) Totals may not sum due to rounding. (2) Reflects the operating cash impact of the expected fiscal 2023 Adjusted EBITDA range of $950-1,000 million. (3) Reflects the operating cash impact of the expected fiscal 2023 interest expense range of $108-117 million. (4) Reflects a fiscal 2023 effective tax rate range of 23-25 percent. (5) Reflects the company's estimate of cash to be paid in fiscal 2023 based upon current tax obligations relating to research and experimental expenditures.

11 FISCAL YEAR 2023 ADEPS BRIDGE ADEPS BRIDGE FROM FY22 TO FY23 FY22 ADEPS $4.21 5 – 9% Revenue Growth ~$0.28 – $0.48 Mid-to-High 10% Adjusted EBITDA Margin ~$(0.20) – $(0.10) FY23 Operational ADEPS $4.29 – $4.59 Depreciation and Amortization1 ~$(0.04) Interest Expense2 ~$(0.10) Income Tax Expense3 ~$(0.06) Other Below-the-Line Items4 ~$0.06 FY23 ADEPS $4.15 – $4.45 (1) Reflects the incremental increase in depreciation and amortization related to investments in infrastructure and technology. (2) Reflects the midpoint of the fiscal 2023 estimated interest expense range as compared to fiscal 2022 results. (3) Reflects the midpoint of the fiscal 2023 estimated effective tax rate range as compared to fiscal 2022 results. (4) Reflects the estimated interest income and lower average diluted shares outstanding from fiscal 2022 to fiscal 2023.

12 APPENDIX

13 NON-GAAP FINANCIAL INFORMATION • "Revenue, Excluding Billable Expenses" represents revenue less billable expenses. We use Revenue, Excluding Billable Expenses because it provides management useful information about the Company's operating performance by excluding the impact of costs that are not indicative of the level of productivity of our client staff headcount and our overall direct labor, which management believes provides useful information to our investors about our core operations. • "Adjusted Operating Income" represents operating income before acquisition and divestiture costs, financing transaction costs, supplemental employee benefits due to COVID-19, significant acquisition amortization, and restructuring costs. We prepare Adjusted Operating Income to eliminate the impact of items we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. • "Adjusted EBITDA" represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including acquisition and divestiture costs, financing transaction costs, supplemental employee benefits due to COVID-19, and restructuring costs. “Adjusted EBITDA Margin on Revenue” is calculated as Adjusted EBITDA divided by revenue. Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses is calculated as Adjusted EBITDA divided by Revenue, Excluding Billable Expenses. We prepare Adjusted EBITDA, Adjusted EBITDA Margin on Revenue, and Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature. • "Adjusted Net Income" represents net income before: (i) acquisition and divestiture costs, (ii) financing transaction costs, (iii) supplemental employee benefits due to COVID-19, (iv) significant acquisition amortization, (v) restructuring costs, (vi) gain associated with equity method investment activities, (vii) research and development tax credits, (viii) release of income tax reserves, (ix) remeasurement of deferred tax assets/ liabilities, (x) loss on debt extinguishment, and (xi) amortization or write-off of debt issuance costs and debt discount, in each case net of the tax effect where appropriate calculated using an assumed effective tax rate. We prepare Adjusted Net Income to eliminate the impact of items, net of tax, we do not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary, or non-recurring nature or because they result from an event of a similar nature. We view net income excluding the impact of the re-measurement of the Company's deferred tax assets and liabilities as an important indicator of performance consistent with the manner in which management measures and forecasts the Company's performance and the way in which management is incentivized to perform. • "Adjusted Diluted EPS" represents diluted EPS calculated using Adjusted Net Income as opposed to net income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to net income as required under the two-class method as disclosed in the footnotes to our consolidated financial statements in our Form 10-K for the fiscal year ended March 31, 2022. • "Free Cash Flow" represents the net cash generated from operating activities less the impact of purchases of property, equipment and software. "Free Cash Flow Conversion" is calculated as Free Cash Flow divided by Adjusted Net Income.

NON-GAAP FINANCIAL INFORMATION

(In thousands, except share and per share data)	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021	Fiscal Year Ended March 31, 2022	Fiscal Year Ended March 31, 2021
	(Unaudited)		(Unaudited)	
Revenue, Excluding Billable Expenses				
Revenue	$ 2,238,076	$ 1,979,280	$ 8,363,700	$ 7,858,938
Less: Billable expenses	656,948	596,099	2,474,163	2,325,888
Revenue, Excluding Billable Expenses	$ 1,581,128	$ 1,383,181	$ 5,889,537	$ 5,533,050
Adjusted Operating Income				
Operating Income	$ 148,345	$ 171,007	$ 685,181	$ 754,371
Acquisition and divestiture costs (a)	11,670	411	97,485	411
Financing transaction costs (b)	—	—	2,348	—
COVID-19 supplemental employee benefits (c)	—	—	—	577
Significant acquisition amortization (d)	11,885	—	38,295	—
Restructuring costs (e)	4,164	—	4,164	—
Adjusted Operating Income	$ 176,064	$ 171,418	$ 827,473	$ 755,359
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin on Revenue & Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses				
Net income	90,795	199,179	$ 466,577	608,958
Income tax expense	33,897	(48,937)	$ 137,466	53,481
Interest and other, net (f)	23,653	20,765	$ 81,138	91,932
Depreciation and amortization	40,824	21,455	$ 145,747	84,315
EBITDA	189,169	192,462	830,928	838,686
Acquisition and divestiture costs (a)	11,670	411	97,485	411
Financing transaction costs (b)	—	—	2,348	—
COVID-19 supplemental employee benefits (c)	—	—	—	577
Restructuring costs (e)	$ 4,164	$ —	$ 4,164	$ —
Adjusted EBITDA	$ 205,003	$ 192,873	$ 934,925	$ 839,674
Adjusted EBITDA Margin on Revenue	9.2 %	9.7 %	11.2 %	10.7 %
Adjusted EBITDA Margin on Revenue, Excluding Billable Expenses	13.0 %	13.9 %	15.9 %	15.2 %
Adjusted Net Income				
Net income	$ 90,795	$ 199,179	$ 466,577	$ 608,958
Acquisition and divestiture costs (a)	11,670	411	97,485	411
Financing transaction costs (b)	—	—	2,348	—
COVID-19 supplemental employee benefits (c)	—	—	—	577
Significant acquisition amortization (d)	11,885	—	38,295	—
Restructuring costs (e)	4,164	—	4,164	—
Gain associated with equity method investment activities (g)	—	—	(12,761)	—
Research and development tax credits (h)	—	—	—	(2,928)
Release of income tax reserves (i)	—	—	—	(29)
Remeasurement of deferred tax assets/liabilities (j)	—	(76,767)	—	(76,767)
Loss on debt extinguishment (k)	—	—	—	13,239
Amortization and write-off of debt issuance costs and debt discount	816	680	3,340	2,402
Adjustments for tax effect (l)	(4,272)	(284)	(31,399)	(4,324)
Adjusted Net Income	$ 115,058	$ 123,219	$ 568,049	$ 541,539
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	133,406,723	137,985,911	134,850,808	138,703,220
Adjusted Net Income Per Diluted Share (m)	$ 0.86	$ 0.89	$ 4.21	$ 3.90
Free Cash Flow				
Net cash provided by (used in) operating activities	$ 255,375	$ (80,275)	$ 736,526	$ 718,684
Less: Purchases of property, equipment, and software	(28,356)	(33,177)	(79,964)	(87,210)
Free Cash Flow	$ 227,019	$ (113,452)	$ 656,562	$ 631,474
Free Cash Flow Conversion	197 %	(92)%	116 %	117 %

(a) Represents costs associated with the acquisition and divestiture efforts of the Company related to transactions for which the Company has entered into a letter of intent to either acquire a controlling financial interest in the target entity or divest a portion of our business. Acquisition and divestiture costs primarily include costs associated with (i) buy-side and sell-side due diligence activities, (ii) compensation expenses associated with employee retention, and (iii) legal and advisory fees primarily associated with the acquisitions of Liberty IT Solutions, LLC ("Liberty"), Tracepoint Holdings, LLC ("Tracepoint") and EverWatch Corp. ("EverWatch"), as well as the planned divestiture of our management consulting business serving the Middle East and North Africa (the "MENA Divestiture").

(b) Reflects expenses associated with debt financing activities incurred during the first quarter of fiscal 2022.

(c) Represents the supplemental contribution to employees' dependent care FSA accounts in response to COVID-19.

(d) Amortization expense associated with acquired intangibles from significant acquisitions. Significant acquisitions include acquisitions which the Company considers to be beyond the scope of our normal operations. Significant acquisition amortization includes amortization expense associated with the acquisition of Liberty in the first quarter of fiscal 2022.

(e) Represents restructuring charges of $8.3 million incurred during the fourth quarter of fiscal 2022, net of approximately $4.2 million of revenue recognized on recoverable expenses, associated with severance costs of a restructuring plan to reduce certain executive administrative personnel costs.

(f) Reflects the combination of Interest expense and Other income (expense), net from the consolidated statement of operations.

(g) Represents (i) a gain in the second quarter of fiscal 2022 associated with the Company's previously held equity method investment in Tracepoint and (ii) a gain in the third quarter of fiscal 2022 associated with the divestiture of a controlling financial interest of a certain product offering.

(h) Reflects tax credits, net of reserves for uncertain tax positions, recognized in fiscal 2021 related to an increase in research and development credits available for fiscal years 2016 to 2019.

(i) Release of pre-acquisition income tax reserves assumed by the Company in connection with the Carlyle acquisition.

(j) Reflects the income tax benefit associated with tax losses generated during fiscal 2021 as a result of a change in certain tax methods of accounting. The Company intends to carry these losses back to fiscal 2016 and subsequent periods under the Coronavirus Aid Relief and Economic Security Act and has re-measured the fiscal 2021 loss accordingly.

(k) Reflects the loss on debt extinguishment resulting from the redemption of Booz Allen Hamilton Inc.'s 5.125% Senior Notes due 2025, including $9.0 million of the premium paid at redemption, and write-off of the unamortized debt issuance cost.

(l) Reflects the tax effect of adjustments at an assumed effective tax rate of 26%, which approximates the blended federal and state tax rates, and consistently excludes the impact of other tax credits and incentive benefits realized.

(m) Excludes adjustments of approximately $0.6 million and $3.1 million of net earnings for the three and twelve months ended March 31, 2022, respectively, and excludes adjustments of approximately $1.2 million and $3.5 million of net earnings for the three and twelve months ended March 31, 2021, respectively, associated with the application of the two-class method for computing diluted earnings per share.

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15 FINANCIAL RESULTS – KEY DRIVERS Fourth Quarter Fiscal 2022 – Below is a summary of the key factors driving results for the fiscal 2022 fourth quarter ended March 31, 2022 as compared to the prior year period: • Revenue increased 13.1% to $2.2 billion and Revenue, Excluding Billable Expenses increased 14.3% to $1.6 billion. Revenue growth was primarily driven by the impact from fiscal 2022 acquisitions, continued client demand, and higher staff utilization in the current period. • Operating income decreased 13.3% to $148.3 million and Adjusted Operating Income increased 2.7% to $176.1 million. The decrease in operating income was impacted by $11.7 million in acquisition costs as well as increases in depreciation and amortization primarily due to the recent acquisitions. These decreases were partially offset by profitable contract level performance and mix which includes inorganic contributions, and prudent cost management. The increase in Adjusted Operating Income was primarily driven by the same factors driving revenue growth. • Net income decreased 54.4% to $90.8 million and Adjusted Net Income decreased 6.6% to $115.1 million. These changes were primarily driven by the same factors as operating income and Adjusted Operating Income. Net income and Adjusted Net Income were also affected by higher interest expense and a higher effective tax rate due to strategic tax planning initiatives in the prior year. • EBITDA decreased 1.7% to $189.2 million and Adjusted EBITDA increased 6.3% to $205.0 million. These changes were due to the same factors as operating income and Adjusted Operating Income, respectively. • Diluted EPS decreased to $0.68 from $1.43 and Adjusted Diluted EPS decreased to $0.86 from $0.89. The changes were primarily driven by the same factors as Net Income and Adjusted Net Income, respectively, partially offset by a lower share count in the fourth quarter of fiscal 2022.

16 FINANCIAL RESULTS – KEY DRIVERS Fiscal year ended March 31, 2022 – Below is a summary of the key factors driving results for the fiscal year 2022 ended March 31, 2022 as compared to the prior year: • Revenue increased 6.4% to $8.4 billion and Revenue, Excluding Billable Expenses increased 6.4% to $5.9 billion. Revenue growth was primarily driven by the impact of acquisitions during fiscal 2022 and strong demand, partially offset by reduced staff utilization. • Operating income decreased 9.2% to $685.2 million and Adjusted Operating Income increased 9.5% to $827.5 million. The decrease in operating income was impacted by $97.5 million in acquisition and divestiture costs as well as increases in depreciation and amortization primarily due to the recent acquisitions. These decreases were partially offset by profitable contract level performance and mix which includes inorganic contributions, and prudent cost management. The increase in Adjusted Operating Income was primarily driven by the same factors driving revenue growth and prudent cost management. In addition, fiscal 2021 operating income was impacted by approximately $24.0 million by the inability to recognize revenue on, or bill for, fee on certain contracts involving a ready workforce. • Net income decreased 23.4% to $466.6 million and Adjusted Net Income increased 4.9% to $568.0 million. These changes were primarily driven by the same factors as operating income and Adjusted Operating Income. Net income and Adjusted Net Income were also affected by higher interest expense and a higher effective tax rate due to strategic tax planning initiatives in the prior year. In addition, fiscal 2022 includes $12.8 million in gains from equity method investment activities as compared to fiscal 2021 which includes a $13.2 million loss on debt extinguishment. • EBITDA decreased 0.9% to $830.9 million and Adjusted EBITDA increased 11.3% to $934.9 million. These changes were due to the same factors as operating income and Adjusted Operating Income. • Diluted EPS decreased to $3.44 from $4.37 and Adjusted Diluted EPS increased to $4.21 from $3.90. The changes were primarily driven by the same factors as Net Income and Adjusted Net Income, respectively, partially offset by a lower share count in fiscal 2022. • As of March 31, 2022, total backlog was $29.2 billion, an increase of 21.7% as compared to the prior year. Funded backlog was $3.7 billion, an increase of 5.7% as compared to the prior year. • Net cash provided by operating activities was $736.5 million for the full fiscal year ended March 31, 2022, as compared to $718.7 million in the prior year. The increase in operating cash flows was primarily driven by strong working capital management, partially offset by approximately $97.5 million of acquisition costs incurred and paid during fiscal 2022, primarily associated with our acquisitions of Liberty and Tracepoint. Free Cash Flow was $656.6 million for the fiscal year ended March 31, 2022, as compared to $631.5 million in the prior year. Free Cash Flow was affected by the same factors affecting cash provided by operating activities, as well as a decrease in capital expenditures driven by lower spend related to the implementation of our new financial management system on April 1, 2021 as compared to the prior year, as well as lower facilities expenses reflecting the investment in technology and tools needed to support the virtual work environment.